EXHIBIT 10.2

                         SALE OF BUSINESS BONUS PROGRAM

1.   Definitions. The terms listed below shall be defined as follows:

     (a) "Allocation" shall mean a percentage amount of the Bonus Pool which shall be allocated to a designated Participant in the Bonus Pool as determined by the Committee from time to time and set forth in an award agreement made by the Committee in favor of such Participant.

     (b) "Bonus Pool" shall mean the total gross amount of cash available for bonus payments under this Bonus Program. The Bonus Pool shall be calculated as a percentage of the market capitalization (the product of Share Appreciation multiplied by Shares Outstanding) of the Company. The Committee may assign different percentages by range of share prices within the market capitalization. The applicable percentage(s) of the market capitalization shall be designated by the Committee from time to time. The following is an example of a Bonus Pool calculation assuming 42,000,000 Shares Outstanding and a Share Appreciation of $11.00, based on the percentages of bands of market capitalization currently designated by the Committee:

                                                                      Designated
                               Market Capitalization (Share             Bonus
   Share Appreciation         Appreciation multiplied by 42M)         Percentage         Bonus Pool
   ------------------         -------------------------------      -----------------     ----------
      $0.00 to $  1.90                   $  80,598,000.00                0.00%           $          0.00
      $1.90 to $  5.00                    $130,200,000.00                3.00%           $  3,906,000.00
      $5.00 to $10.00                     $210,000,000.00                3.50%           $  7,350,000.00
     $10.00 to $11.00                    $  42,000,000.00                4.00%           $  1,680,000.00
                                                                                            ------------
 Total Bonus Pool                                                                        $ 12,936,000.00
                                                                                           =============

     (c)  "Bonus Program" shall mean this Sale of Business Bonus Program.

     (d) "Change of Control" shall mean either (i) any merger or consolidation of the Company with or into any other corporation or entity (other than a wholly-owned subsidiary of the Company) unless the Incumbent Board determines that such transaction shall not constitute a "Change of Control" for purposes of this Bonus Program, or (ii) there occurs a sale or disposition by the Company of all or substantially all of the Company's assets for which purposes the Incumbent Board shall have the authority to determine in its sole discretion what constitutes substantially all of the Company's assets.

     (e) "Committee" shall mean the Compensation Committee of the Board of Directors or, except to the extent prohibited by applicable law or the applicable rules of any stock exchange or market, such other person or

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          persons (who may be members of the  Compensation  Committee or not) to whom the Committee may expressly allocate or delegate in writing all or any portion of its responsibilities and powers. Any such allocation or delegation may be revoked by the Committee at any time.

     (f) "Date of Termination" shall mean the date on which a Participant in this Bonus Program is no longer actively employed by the Company or any Related Company unless such date occurs due to a leave of absence approved by the Committee in which event the "Date of Termination" shall occur upon expiration of such approved leave of absence without the prior return of such Participant to such active employment status.

     (g) "Incumbent Board" shall mean those individuals who, as of the date of adoption of the Plan, constitute the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the adoption of the Plan whose election, or nomination for election by the Company shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of such directorship occurs as a result of either an actual or threatened election contest (as such terms are used in Section 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board.

     (h) "Participant" shall mean an employee of the Company or a Related Company designated by the Committee to participate in this Bonus Program.

     (i) "Related Company" shall mean any subsidiary of the Company or any business venture in which the Company has a significant interest, as determined in the discretion of the Committee.

     (j) "Share Appreciation" shall mean the price per share of common stock of the Company at which the transaction constituting a Change of Control occurs, as determined in good faith by the Committee.

     (k) "Shares Outstanding" shall mean the sum of all of the Company's shares of common stock issued and outstanding immediately prior to the event constituting a Change of Control, including all such shares held by affiliated and nonaffiliated persons.

2. Adjustments. The Committee shall have authority from time to time in its discretion to terminate this Bonus Program or make such adjustments in this Bonus Program as it deems appropriate and in the best interests of the Company even if such adjustments shall result in a decrease in the amount of bonus compensation payable hereunder. For these purposes, there shall be no vested right of any Participant to any payments which may potentially arise under this Bonus Program. Without limiting the foregoing, the Committee may from time to time adjust the allocation to each Participant and the variables used in calculating the size of the Bonus Pool.

3. Expiration. Unless previously extended or terminated by action of the Committee, this Bonus Program shall expire on October 20, 2008.

4. Payment. Provided that Participant's Date of Termination has not previously occurred, concurrently with the consummation of an event constituting a Change of Control the Participant shall be entitled to payment of an amount equal to his Allocation multiplied by the Bonus Pool (the "Bonus Payment"). In the event that the consideration payable by or on behalf of an acquiring person in the transaction resulting in the Change of Control is paid in whole or in part in securities, the Bonus Payment shall be payable in a like fashion and proportion as between securities and cash. The Committee shall have absolute discretion in establishing the medium and manner of making the Bonus Payment. The Company or its successors shall immediately pay such amount to the Participant. Amounts due and unpaid shall accrue interest at twelve percent (12%) per year.

5. Withholding. The Company and its successors shall have the right to deduct from amounts payable hereunder all amounts required to be deducted and withheld in accordance with social security taxes and all applicable federal, state and local taxes and charges as may now be in effect or which may be hereafter enacted or required as charges on the compensation of the Participant.

6. Transferability. Interests under this Bonus Program are not transferable except that any amounts which have become payable under this Bonus Program may transfer as designated by the Participant by will or by the laws of descent and distribution.

7. Administration. The authority to manage and control the operation and the administration of this Bonus Program shall be vested in the Committee. Any interpretation of this Bonus Program by the Committee and any decision made by it with respect to this Bonus Program is final and binding on all persons.

8. Disputes. Any controversy or claim between the Company and a Participant shall be settled by arbitration in accordance with the provisions, if any, of the Participant's Employment Agreement with the Company.

9. Not an Employment Contract. This Bonus Program does not confer on any Participant any right with respect to continuance of employment or other service with the Company or any Related Company, nor will it interfere in any way with any right of the Company or any Related Company or otherwise to terminate or modify the terms of such Participant's employment or other service at any time.

10.  Construction.   This  Agreement   shall  be  governed  and  interpreted  in
     accordance with the laws of the State of Georgia.


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                         SALE OF BUSINESS BONUS PROGRAM


     THIS AWARD is entered into as of the date set forth below by Microtek Medical Holdings, Inc. (the "Company") in favor of the Participant designated in paragraph 1 below.

                                WITNESSETH THAT:

     WHEREAS, the Company maintains the Microtek Sale of Business Bonus Program (the "Plan") which is incorporated into and forms a part of this Award, and the Participant has been selected by the Committee administering the Plan to receive an Allocation (as defined in the Plan) under the Plan;

     NOW, THEREFORE, the Committee hereby makes an Allocation to be governed by the Plan as follows:

Terms of Award

1.   The "Participant" is ____________________________.

2.   The Allocation for the Participant is ______%.

     IN  WITNESS   WHEREOF,   the  Company  has   executed   this  Award  as  of
___________________________.


                                        MICROTEK MEDICAL HOLDINGS, INC.



                                        By:
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                                        Its:
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